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                              TechTeam Global, Inc.
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                (Name of Registrant as Specified In Its Charter)


                        Costa Brava Partnership III, L.P.
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PRESS RELEASE

CONTACT:
-------

Larry Dennedy 212-929-5239
Simon Coope 212-929-5085
MacKenzie Partners, Inc.

FOR IMMEDIATE RELEASE:
---------------------


             COSTA BRAVA PROPOSES NEW DIRECTORS FOR TECHTEAM GLOBAL

        NOMINEES WOULD BE DEDICATED TO MAXIMIZING VALUE FOR ALL TECHTEAM
                               GLOBAL SHAREHOLDERS

         Boston, MA- February 24, 2006 -- Costa Brava Partnership III L.P. announced today that it has notified TechTeam Global, Inc. (Nasdaq:TEAM) of its intent to nominate seven directors to replace the current Board of Directors at TechTeam's 2006 Annual Meeting of Shareholders. As the beneficial owner of approximately 8.8% of the outstanding shares, Costa Brava is the second largest shareholder of TechTeam.

         Speaking on behalf of Costa Brava, Douglas Gleason, principal, stated, "This is our first step to unlock value at TechTeam for all shareholders. We believe that our nominees have the experience and skill set necessary to make a positive impact at TechTeam. We intend to nominate seven accomplished directors to replace the existing board of directors and we believe that, working with current management, they can have a positive impact that will benefit TechTeam's employees, clients and investors. We have no intention to alter, in any way, the composition of TechTeam's executive management and we look forward to meeting with TechTeam's shareholders in the coming months to explain our plan to maximize value."

         Costa Brava intends to seek support from TechTeam shareholders to elect seven nominees to the board of directors. Costa Brava has retained Mackenzie Partners, Inc. as its adviser.

         A brief summary of the nominees' background follows:

         **Carl Glaeser is a Managing Partner of Palladian Capital Partners, a boutique merchant bank. Previously, Mr. Glaeser was a Senior Vice President of Bowne and President and CEO of Bowne Global Solutions, an outsourced supplier of language, technical writing, translation, call center and other services.

         **Kent Heyman is the Chairman and CEO of Powerhouse Technologies Group, Inc., a provider of mobile computing software. Previously, Mr. Heyman was the CEO of ServiceWare Technologies, Inc., a provider of customer relationship management software applications that is now known as Knova Software, Inc. Mr. Heyman is the non-executive Chairman of Knova.

         **James Lynch is a Managing Director of Draper Atlantic, an early stage information technology venture capital firm. Mr. Lynch is a director of AppForge, a leader in enterprise multi-platform mobile and wireless application development solutions; a director of Induslogic, a leader in the market for outsourced software product engineering services; and a director of Group Logic, a developer of network workflow software products.

         **Alok Mohan is the non-executive Chairman of Rainmaker Systems, Inc., a leading provider of business-to-business sales and marketing services. Mr. Mohan is a director of Crystal Graphics, Inc, a provider of 3D graphics software.

         **R. David Moon is a Partner of Tatum Partners, a professional services firm. Previously, Mr. Moon was an Area Vice President for Peregrine Systems, a provider of enterprise asset and service management solutions, and a Vice President of Professional Services for Netfish Technologies Software, a provider of XML-based business-to-business integration solutions.

         **Andrew Siegel is a principal of Costa Brava and the founding member of White Bay Capital Management. Previously, Mr. Siegel was a member of DebtTraders, Ltd, and an investment banker with Deutsche Bank.

         **Edward Terino is the Co-CEO and CFO of Arlington Tankers Ltd., an international seaborne transporter or crude oil and petroleum products. Previously, Mr. Terino was a Senior Vice President and CFO of Art Technology Group, Inc, a provider of innovative software. Mr. Terino is a director of EBT International, a software company, and a director of Celerity Solutions, Inc, a developer of client-server and Internet business software applications.

         Costa Brava filed today with the Securities and Exchange Commission an amendment to its Schedule 13D setting forth its intention for TechTeam's 2006 Annual Meeting of Shareholders. In its amended Schedule 13D, Costa Brava also cited the commencement of its lawsuit against TechTeam in Chancery Court of the State of Delaware, New Castle County, case C.A. No. 1904-N. The lawsuit seeks an order to compel TechTeam to make certain of its books and records available for Costa Brava's inspection and copying pursuant to 8 Del. C. ss. 220 ("Section 220").

         In the lawsuit, Costa Brava alleges that TechTeam improperly refused to comply with its two demand letters seeking to inspect and photocopy certain of TechTeam's books and records pursuant to Section 220. As requested in its demand letters, and refused by TechTeam, Costa Brava seeks to inspect certain books and records that reveal, among other possible infractions, whether certain members of TechTeam's board of directors exploited their positions and/or TechTeam's assets for personal gain; and whether the Secretary of TechTeam was barred from fulfilling his duty to attend meetings of TechTeam's board of directors and, as a result, was restricted from taking meeting minutes thereof pursuant to the TechTeam's Amended By-Laws, in an attempt to conceal possible infractions.

         Costa Brava will be filing in the near term with the Securities and Exchange Commission its preliminary proxy statement. Shareholders who would like to read more about the Costa Brava nominees are encouraged to read the Schedule 13D that Costa Brava filed today. Shareholders can access the Schedule 13D at www.sec.gov or they can call MacKenzie Partners, which will be assisting Costa Brava with its proxy solicitation, at 800-322-2885.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY COSTA BRAVA AND ITS AFFILIATES FROM THE STOCKHOLDERS OF TECHTEAM GLOBAL, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TECHTEAM GLOBAL, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY COSTA BRAVA AND ITS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 2005 AND AMENDED ON DECEMBER 20, 2005, JANUARY 9, 2006 AND FEBRUARY 24, 2006 WITH RESPECT TO TECHTEAM GLOBAL, INC. THAT SCHEDULE 13D AND ALL OF ITS AMENDMENTS ARE CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.